Exhibit 23.1

Consent of Independent auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TechnipFMC plc dated February 27, 2017 pertaining to the TechnipFMC plc Incentive Award Plan, FMC Technologies, Inc. Incentive Compensation and Stock Plan, 2010 Technip Reward and Incentive Plan, 2011 Technip Reward and Incentive Plan, 2012 Technip Reward and Incentive Plan, 2013 Technip Reward and Incentive Plan, 2014 Technip Reward and Incentive Plan, 2015 Technip Reward and Incentive Plan, 2016 Technip Reward and Incentive Plan, Technip Capital 2012 Plan and Technip Capital 2015 Plan, of our reports (1) dated August 9, 2016 relating to the consolidated financial statements of Technip and its subsidiaries included in TechnipFMC plc’s S-4/A filed with the Commission on October 25, 2016 and (2) dated February 24, 2017 relating to the consolidated financial statements of Technip and its subsidiaries included in TechnipFMC plc’s Form 8-K/A filed with the Commission on February 24, 2017.

Neuilly-sur-Seine and Paris-La Défense, February 27, 2017

/s/ PricewaterhouseCoopers Audit	/s/ ERNST & YOUNG et Autres